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                                                                       Exhibit A

     CFO Steps Down at ON Technology Corporation

Cambridge, Mass., April 5/PRNewswire/ -- ON Technology Corporation (Nasdaq: ONTC news) today announced that John Bogdan resigned as Chief Financial Officer and Vice President of Finance for personal reasons.

Stephen Wietrecki, Director of Finance and Information Technologies has been appointed the interim Chief Financial Officer and Vice President of Finance.